Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



               November 26, 2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Jennison Mid Cap
Gowth Fund, Inc.
          File Nos. 333-11785 and 811-07811

   On behalf of the Jennison Mid Cap Growth
Fund, Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at
(973) 367-7503.



                                     Very
                         truly yours,
                               /s/  Grace C.
Torres
Grace C. Torres
Treasurer and Principal
                              Financial and
Accounting
                              Officer